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                               EXHIBIT NO. 23(a)
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of United States Surgical Corporation on Form S-8 of our report dated February 1, 1994 except as to Notes H, K and L, as to which the date is March 28, 1994, appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1993.


/s/ Deloitte & Touche

New York, New York
May 24, 1994